Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report on Form 10-K of NextPlat Corp. and subsidiaries (the “Company”) as of and for the years ended December 31, 2024 and 2023 of our report dated March 21, 2025 included in its Registration Statements on Form S-3 (No. 333-269422, 333-268488, 333-262748 and 333-272809) and Form S-8 (File No. 333-280655) relating to the consolidated financial statements.

/s/ RBSM LLP

We have served as the Company’s auditor since 2014.

New York, New York

March 21, 2025